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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the captions "Experts" and "Selected Financial Data" and to the use of our report dated February 4, 1998, except for the first paragraph of Note 6 as to which the date is August 7, 1998, in the Registration Statement (Form S-1) and related Prospectus of PRAECIS PHARMACEUTICALS INCORPORATED for the registration of 4,025,000 shares of its common stock.

                                                               Ernst & Young LLP

                                                           /s/ Ernst & Young LLP

Boston, Massachusetts
August 10, 1998